Exhibit 99.1

ENTERCOM COMPLETES MERGER WITH CBS RADIO

Creates a Leading, Integrated Media and Entertainment Company and One

of America’s Top Two Radio Broadcasters

BALA CYNWYD, PA – November 17, 2017 – Entercom Communications Corp. (“Entercom”) (NYSE: ETM) today announced that it has completed its merger with CBS Radio Inc. (“CBS Radio”), creating a leading American media and entertainment company and one of the top two radio broadcasters in the country. Entercom is now the #1 creator of live, original, local audio content in the United States and the nation’s unrivaled leader in news and sports radio. With a nationwide footprint of 235 stations, Entercom will engage over 100 million people weekly with a premier collection of highly-rated, award-winning radio stations, digital platforms and live events.

“We are thrilled to officially close our transformational merger with CBS Radio and welcome their talented employees and iconic brands to Entercom,” said David Field, Entercom’s President and Chief Executive Officer. “We look forward to capitalizing on our unique positions in sports, news, music, podcasting, live events, digital and more to provide outstanding experiences for our listeners and compelling integrated marketing opportunities for our advertisers. We now have the scale and capabilities to drive meaningful growth and to compete more effectively with other media for a larger share of advertising dollars. We also look forward to helping to elevate the Radio industry, which remains massively undervalued by advertisers despite having emerged as America’s #1 Reach medium, delivering outstanding ROI to customers.”

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading American media and entertainment company reaching and engaging over 100 million people each week through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.Entercom.com, Facebook and Twitter (@Entercom).

Forward-Looking Statements

This communication contains “forward-looking statements.” All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “projects,” “would,” “will,” “could,” “may,”

“estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks associated with tax liabilities, or changes in U.S. federal tax laws or interpretations to which they are subject; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; the impact of consummation of the transaction on relationships with third parties, including advertiser clients, employees and competitors; a decline in advertising revenue and the seasonality of advertising revenue; intense competition in the broadcast radio and media distribution industries; impact on advertising rates and revenues due to technological changes and failure to timely or appropriately respond to such changes; ability to attract new and retain existing advertiser clients in the manner anticipated; increases in or new royalties; high fixed costs; ability to hire and retain key personnel; failure to protect our intellectual property; availability of sources of funding on favorable terms or at all; changes in legislation or governmental regulations affecting the companies; economic, social or political conditions that could adversely affect the companies or their advertiser clients; conditions in the credit markets; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”) by Entercom Communications Corp. (“Entercom”), CBS Corporation (“CBS”) (to the extent they relate to CBS Radio Inc. (“CBS Radio”) and its relevant subsidiaries) and CBS Radio. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

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CONTACT:

Esther-Mireya Tejeda

610.822.0861

Esther-Mireya.Tejeda@entercom.com

@EntercomPR